Exhibit 99.1

Jabil Posts Second Quarter Results

Operational Performance Drives Strong Results

St. Petersburg, FL – March 18, 2015...Today Jabil Circuit, Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its second quarter of fiscal year 2015. The company reported second quarter net revenue of $4.3 billion, a 20 percent increase from the second quarter of fiscal year 2014.

“I am extremely pleased with our strong operational performance during the quarter. We’re having a great year, as we remain focused on our key priorities. Priorities being growth of earnings, delivering innovative solutions to our customers, taking great care of our employees, and expanding our broad-based capabilities,” said Mark T. Mondello, Chief Executive Officer. “We continue to have success in diversifying our business, which I believe will increase our resiliency during this time of ever-increasing change in the markets we serve,” he added.

U.S. generally accepted accounting principles (U.S. GAAP) operating income for the second quarter was $124.9 million and U.S. GAAP net diluted earnings per share was $0.27. Core operating income (as defined below) was $166.0 million and core diluted earnings per share (as defined below) was $0.50.

Jabil’s two reporting segments delivered the following revenue results for the company’s second fiscal quarter:

•	Electronics Manufacturing Services: $2.6 billion.

•	Diversified Manufacturing Services: $1.7 billion.

(Definitions used: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges and goodwill impairment charges. Jabil defines core earnings as U.S. GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil calculates its core return on invested capital by annualizing its after-tax core operating income for its most recently ended quarter and dividing that by a two quarter average net invested capital base. Jabil reports core operating income, core earnings, core diluted and basic earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

Quarterly Results	Q2 2015	Q2 2014
Net revenue	$4.3 billion	$3.6 billion
U.S. GAAP operating income	$124.9 million	$3.6 million
U.S. GAAP net income (loss)	$52.0 million	$(38.7) million
U.S. GAAP net diluted earnings (loss) per share	$0.27	$(0.19)
U.S. GAAP return on invested capital	12.1%	0.1%
Core operating income	$166.0 million	$60.4 million
Core earnings	$98.3 million	$20.3 million
Core diluted earnings per share	$0.50	$0.10
Core return on invested capital	17.6%	6.2%

Business Update

“I am pleased to say that we are squarely on track to deliver targeted revenue and earnings for the fiscal year, all while continuing to invest for future growth,” Mondello said. Management maintained its fiscal year 2015 revenue outlook of $17.5 - $18.5 billion and core earnings per share of $1.85 - $2.15.

Third quarter fiscal 2015 guidance:

• Net revenue	$4.35 billion to $4.55 billion
• U.S. GAAP operating income	$118 million to $154 million
• U.S. GAAP net diluted earnings per share	$0.29 to $0.44 per diluted share
• Core operating income	$145 million to $175 million
• Core diluted earnings per share	$0.43 to $0.55 per diluted share
• Diversified Manufacturing Services	Increase 42 percent year over year
• Electronics Manufacturing Services	Increase 7 percent year over year

(U.S. GAAP net diluted earnings per share for the third quarter of fiscal year 2015 are currently estimated to include $0.02 per share for amortization of intangibles, $0.07 per share for stock-based compensation expense and related charges and $0.02 to $0.05 per share for restructuring and related charges.)

FORWARD LOOKING STATEMENT: This news release contains forward-looking statements, including those regarding our anticipated financial results for our second quarter of fiscal year 2015; our performance during fiscal year 2015 and our related focus on key priorities; our resiliency during this time and the contribution of the diversification of our business to our resiliency; our continuing to invest for future growth; our currently expected fiscal year 2015 revenues and core earnings per share; and our currently expected third quarter of fiscal year 2015 net revenue (including that of our segments), core and U.S. GAAP operating income, core and U.S. GAAP diluted earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our second quarter of fiscal year 2015 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; fluctuations in our stock’s market price; fluctuations in operating results and cash flows; unexpected, adverse seasonal impacts on demand; changes in macroeconomic conditions, both in the U.S. and internationally; the occurrence of, success and expected financial results from, product ramps; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, subsequent Reports on Forms 10-Q and 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Supplemental Information: The financial results disclosed in this release include certain measures calculated and presented in accordance with U.S. GAAP. In addition to the U.S. GAAP financial measures, Jabil provides supplemental, non-U.S. GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-U.S. GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable U.S. GAAP measures. The non-U.S. GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-U.S. GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures.

Company Conference Call Information: Jabil will hold a conference call to discuss the second quarter of fiscal year 2015 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available March 18, 2015 at approximately 7:30 p.m. ET through midnight on March 25, 2015. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 96451660. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design and manufacturing product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 24 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Senior Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	February 28, 2015 (Unaudited)	August 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$966,414	$1,000,249
Accounts receivable, net	1,269,171	1,208,516
Inventories	2,105,183	2,008,077
Prepaid expenses and other current assets	935,063	1,057,562
Deferred income taxes	66,351	64,944
Assets of discontinued operations	—	19,669

Total current assets	5,342,182	5,359,017
Property, plant and equipment, net	2,435,704	2,271,705
Goodwill and intangible assets, net	618,594	627,700
Deferred income taxes	85,026	92,702
Other assets	96,650	128,622

Total assets	$8,578,156	$8,479,746

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and capital lease obligations	$11,258	$12,960
Accounts payable	3,087,905	3,060,814
Accrued expenses	1,325,792	1,235,106
Deferred income taxes	785	5,094
Liabilities of discontinued operations	—	7,123

Total current liabilities	4,425,740	4,321,097
Notes payable, long-term debt and capital lease obligations, less current installments	1,662,778	1,669,585
Other liabilities	73,597	79,471
Income tax liabilities	92,243	87,555
Deferred income taxes	59,829	61,670

Total liabilities	6,314,187	6,219,378

Commitments and contingencies
Equity:
Jabil Circuit, Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	246	244
Additional paid-in capital	1,916,255	1,874,219
Retained earnings	1,340,972	1,245,772
Accumulated other comprehensive (loss) income	(578)	86,962
Treasury stock, at cost	(1,012,330)	(965,369)

Total Jabil Circuit, Inc. stockholders’ equity	2,244,565	2,241,828
Noncontrolling interests	19,404	18,540

Total equity	2,263,969	2,260,368

Total liabilities and equity	$8,578,156	$8,479,746

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Six months ended
	February 28, 2015	February 28, 2014	February 28, 2015	February 28, 2014
Net revenue	$4,309,323	$3,577,315	$8,859,741	$7,920,026
Cost of revenue	3,941,504	3,364,165	8,108,935	7,372,625

Gross profit	367,819	213,150	750,806	547,401
Operating expenses:
Selling, general and administrative	210,326	164,522	424,705	306,992
Research and development	6,501	6,604	12,506	15,658
Amortization of intangibles	5,783	6,180	11,373	12,501
Restructuring and related charges	20,358	32,203	32,616	53,206

Operating income	124,851	3,641	269,606	159,044
Interest and other, net	31,797	33,367	63,630	67,141

Income (loss) from continuing operations before tax	93,054	(29,726)	205,976	91,903
Income tax expense	35,272	2,539	75,061	22,215

Income (loss) from continuing operations, net of tax	57,782	(32,265)	130,915	69,688

Discontinued operations:
(Loss) income from discontinued operations, net of tax	(4,562)	2,704	(3,709)	18,816
Loss on sale of discontinued operations, net of tax	(947)	(8,955)	(2,557)	(8,955)

Discontinued operations, net of tax	(5,509)	(6,251)	(6,266)	9,861

Net income (loss)	52,273	(38,516)	124,649	79,549
Net income attributable to noncontrolling interests, net of tax	321	151	535	294

Net income (loss) attributable to Jabil Circuit, Inc.	$51,952	$(38,667)	$124,114	$79,255

Earnings (loss) per share attributable to the stockholders of Jabil
Circuit, Inc.:
Basic:
Income (loss) from continuing operations, net of tax	$0.30	$(0.16)	$0.67	$0.34

Discontinued operations, net of tax	$(0.03)	$(0.03)	$(0.03)	$0.05

Net income (loss)	$0.27	$(0.19)	$0.64	$0.39

Diluted:
Income (loss) from continuing operations, net of tax	$0.29	$(0.16)	$0.67	$0.34

Discontinued operations, net of tax	$(0.03)	$(0.03)	$(0.03)	$0.05

Net income (loss)	$0.27	$(0.19)	$0.63	$0.38

Weighted average shares outstanding:
Basic	193,561	205,251	193,531	205,005

Diluted	195,473	205,251	195,534	206,892

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six months ended
	February 28, 2015	February 28, 2014
Cash flows from operating activities:
Net income	$124,649	$79,549
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	249,441	247,169
Restructuring and related charges	3,867	24,915
Recognition of stock-based compensation expense and related charges	32,982	(7,821)
Deferred income taxes	(1,370)	(28,265)
Loss on sale of property, plant and equipment	12,185	3,574
Other, net	13,177	6,840
Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(97,859)	187,030
Inventories	(112,993)	342,794
Prepaid expenses and other current assets	105,311	215,376
Other assets	24,067	(22,448)
Accounts payable, accrued expenses and other liabilities	171,968	(914,097)

Net cash provided by operating activities	525,425	134,616

Cash flows from investing activities:
Proceeds from sale of discontinued operations, net of cash	9,663	—
Acquisition of property, plant and equipment	(468,207)	(286,349)
Cash paid for business and intangible asset acquisitions, net of cash acquired	(11,897)	—
Proceeds from sale of property, plant and equipment	4,629	12,945
Other, net	4,894	—

Net cash used in investing activities	(460,918)	(273,404)

Cash flows from financing activities:
Borrowings under debt agreements	3,352,676	3,789,192
Payments toward debt agreements	(3,358,147)	(3,860,319)
Payments to acquire treasury stock	(40,040)	(64,051)
Dividends paid to stockholders	(32,078)	(35,792)
Treasury stock minimum tax withholding related to vesting of restricted stock	(6,921)	(32,845)
Other, net	9,061	4,908

Net cash used in financing activities	(75,449)	(198,907)

Effect of exchange rate changes on cash and cash equivalents	(22,893)	1,451

Net decrease in cash and cash equivalents	(33,835)	(336,244)
Cash and cash equivalents at beginning of period	1,000,249	1,011,373

Cash and cash equivalents at end of period	$966,414	$675,129

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-U.S. GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Six months ended
	February 28,	February 28,	February 28,	February 28,
	2015	2014	2015	2014
Operating income (U.S. GAAP)	$124,851	$3,641	$269,606	$159,044
Amortization of intangibles	5,783	6,180	11,373	12,501
Stock-based compensation expense and related charges	14,968	14,652	33,011	(7,934)
Restructuring and related charges	20,358	32,203	32,616	53,206
Distressed customer charges	—	3,742	—	3,742

Core operating income (Non-U.S. GAAP)	$165,960	$60,418	$346,606	$220,559

Net income (loss) attributable to Jabil Circuit, Inc. (U.S. GAAP)	$51,952	$(38,667)	$124,114	$79,255
Amortization of intangibles, net of tax	5,781	8,250	11,365	9,423
Stock-based compensation expense and related charges, net of tax	14,827	14,192	32,527	(8,413)
Restructuring and related charges, net of tax	20,248	27,892	32,196	45,589
Distressed customer charges, net of tax	—	2,337	—	2,337
Acquisition costs and certain purchase accounting adjustments, net of tax	—	—	—	(9,064)
Loss (income) from discontinued operations, net of tax	4,562	(2,704)	3,709	(18,816)
Loss on sale of discontinued operations, net of tax	947	8,955	2,557	8,955

Core earnings (Non-U.S. GAAP)	$98,317	$20,255	$206,468	$109,266

Net earnings (loss) per share (U.S. GAAP):
Basic	$0.27	$(0.19)	$0.64	$0.39

Diluted	$0.27	$(0.19)	$0.63	$0.38

Core earnings per share (Non-U.S. GAAP):
Basic	$0.51	$0.10	$1.07	$0.53

Diluted	$0.50	$0.10	$1.06	$0.53

Weighted average shares outstanding used in the calculations of earnings per share (U.S. GAAP):
Basic	193,561	205,251	193,531	205,005

Diluted	195,473	205,251	195,534	206,892

Weighted average shares outstanding used in the calculations of earnings per share (Non-U.S. GAAP):
Basic	193,561	205,251	193,531	205,005

Diluted	195,473	206,622	195,534	206,892

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-U.S. GAAP MEASURES

(in thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL

AND CORE RETURN ON INVESTED CAPITAL

The Company calculates: (1) its “Return on Invested Capital” by annualizing its “after-tax U.S. GAAP operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base” and (2) its “Core Return on Invested Capital” by annualizing its “after-tax non-U.S. GAAP core operating income” for its most recently-ended quarter and dividing that by a two quarter “average net invested capital asset base.”

The Company calculates: (1) its “after-tax U.S. GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its U.S. GAAP operating income and (2) its “after-tax non-U.S. GAAP core operating income” as its non-U.S. GAAP core operating income less a certain tax effect (the calculation of which is explained below). See elsewhere in this earnings release for a reconciliation of the Company’s non-U.S. GAAP core operating income to its U.S. GAAP operating income.

The Company calculates its “average net invested capital asset base” as the sum of the averages (the calculations of which are explained below) of its stockholders’ equity, current and non-current portions of its notes payable, long-term debt and capital lease obligations less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax U.S. GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-U.S. GAAP core operating income”:

	Three months ended
	February 28, 2015	February 28, 2014
Numerator:
Operating income (U.S. GAAP)	$124,851	$3,641
Tax effect(1)	(35,178)	(2,410)

After-tax operating income	89,673	1,231
	x4	x4

Annualized after-tax operating income	$358,692	$4,924

Core operating income (Non-U.S. GAAP)	$165,960	$60,418
Tax effect(2)	(35,459)	(7,016)

After-tax operating income	130,501	53,402
	x4	x4

Annualized after-tax core operating income	$522,004	$213,608

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity(3)	$2,239,861	$2,343,125
Average notes payable, long-term debt and capital lease obligations, less current installments(3)	1,664,577	1,676,578
Average current installments of notes payable, long-term debt and capital lease obligations(3)	11,372	139,035
Average cash and cash equivalents(3)	(943,959)	(722,176)

Net invested capital asset base	$2,971,851	$3,436,562

Return on Invested Capital (U.S. GAAP)	12.1%	0.1%
Adjustments noted above	5.5%	6.1%
Core Return on Invested Capital (Non-U.S. GAAP)	17.6%	6.2%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (U.S. GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-U.S. GAAP) and its interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.